Exhibit 3.3

AMENDED AND RESTATED CHARTER

OF

THE BRAND HOUSE COLLECTIVE, INC.

April 2, 2026

This Amended and Restated Charter of The Brand House Collective, Inc. (the “Corporation”) shall be effective upon filing with the Tennessee Secretary of State. The undersigned corporation hereby adopts the following amended and restated charter pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act:

FIRST: The name of this Corporation shall be The Brand House Collective, Inc.

SECOND: Its registered office in the State of Tennessee is to be located at 300 Montvue Road, Knoxville, Tennessee Knox County, 37919, United States, and the name of its registered agent at such address is C T Corporation System, email address: CT-StateCommunications@wolterskluwer.com.

THIRD: The complete address of the Corporation’s principal office is 300 Montvue Road, Knoxville, Tennessee Knox County, 37919, United States. The business email address is: michael.sheridan@brandhouseco.com.

FOURTH: The Corporation is for profit.

FIFTH: The duration of the Corporation is perpetual.

SIXTH: The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Tennessee Business Corporation Act (the “TBCA”).

SEVENTH: The Corporation is authorized to issue is 1,000 shares of common stock (the “Common Stock”). All such shares are of one class and are shares of Common Stock with the par value of $0.0001 per share. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. There shall be no cumulative voting of the Common Stock.

EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of the stockholders of the Corporation or by a written resolution in lieu of a meeting signed by stockholders representing the number of affirmative votes required for such action at a meeting, in accordance with Section 48-17-104 of the TBCA.

NINTH: In further and not in limitation of the powers conferred by statute, the bylaws of the Corporation may be made, altered, amended or repealed by the stockholders of the Corporation or by a majority of the Corporation’s Board of Directors.

TENTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the TBCA as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ELEVENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) the directors, officers, employees and agents of the Corporation through bylaw provisions, agreements with such directors, officers, employees and agents, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 48-18-502 of the TBCA.

Any amendment, repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect any right or protection of a director, officer, employee or agent existing at the time of any acts or omissions of such director, officer, employee or agent occurring prior to such amendment, repeal or modification.

[Signature page follows.]

THE BRAND HOUSE COLLECTIVE, INC.

By: /s/ Amy E. Sullivan

Amy E. Sullivan, Chief Executive Officer

[Signature page to Amended and Restated Charter of The Brand House Collective, Inc.]

CERTIFICATE OF AMENDED AND RESTATED CHARTER

OF

THE BRAND HOUSE COLLECTIVE, INC.

Pursuant to Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation hereby amends and restates its Charter, to supersede the Charter and any and all prior amendments thereto, and certifies as follows:

I.	The name of the corporation is The Brand House Collective, Inc.

II.	The text of the Amended and Restated Charter as adopted is set forth in the Amended and Restated Charter attached to this Certificate and is incorporated herein by this reference.

III.

The Amended and Restated Charter attached hereto does not contain amendments requiring shareholder approval. Pursuant to Section 48-20-103 of the Tennessee Business Corporation Act, the Amended and Restated Charter has been approved by the board of directors of the corporation by action take on written consent in lieu of a meeting dated April 2, 2026.

IV.	The Amended and Restated Charter attached hereto will be effective upon filing with the Secretary of State of the State of Tennessee.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amended and Restated Charter as of the 2nd day of April, 2026.

THE BRAND HOUSE COLLECTIVE, INC.

By: /s/ Amy E. Sullivan

Amy E. Sullivan, Chief Executive Officer

[Signature page to Certificate of A&R Charter of The Brand House Collective, Inc.]